EXHIBIT 10.2

Merck KGaA     ·Germany         Frankfurter Str. 250     ·64293 Darmstadt

Biomira Management Inc.	Date	April 30, 2013
Attn: Robert L. Kirkman, M.D.	Division/Dept.	LE-TA Trademarks Group A
2601 Fourth Avenue	Care of	Thomas Tresper
SEATTLE, WA 98004	Phone	+49 6151 72-6020
USA	Fax	+49 6151 72-3378
	E-Mail	thomas.tresper@merckgroup.com

Re:	Letter Amendment to Amended and Restated License Agreement (2008)

Dear Dr. Kirkman,

As you are aware, the FDA recently informed Merck KGaA (“MERCK”) that the brand name STIMUVAX would not be approved for the marketing of L-BLP25 in the United States. STIMRIS, however, would currently be approved as a brand name. Further, the EMA informed MERCK that the name STIMUVAX would not be approved in the European Union, but the names STIMRIS, STIMUVAM and STIMUVAY would currently be approved.

In view of the above, MERCK proposes the following amendments (“Letter Amendment”) to the Amended and Restated License Agreement (2008) effective as of December 18, 2008, between Biomira Management Inc. (“ONCOTHYREON”) and MERCK (“Amended and Restated License Agreement”):

1.	ONCOTHYREON and MERCK agree that TRADEMARK means the trademarks STIMRIS, STIMUVAY and STIMUVAM.

2.	ONCOTHYREON confirms that MERCK is released from all obligations regarding the trademarks STIMUVAX, STENVAX, SIATOPE , THEXOPE and JEXAVE, including, without limitation, the obligation to diligently pursue the filing, maintenance and defense of these trademarks.

3.	MERCK confirms that ONCOTHYREON is released from all obligations to maintain the trademarks and trademark applications identified in this Letter Amendment, and has complied with the obligations set forth in Section 5.12.3 of the Amended and Restated License Agreement with respect to the assignment of such trademarks and trademark applications to MERCK.

Merck KGaA ·Germany

Frankfuner Str. 250	Corporation with General Partners	Executive Board and General Partners:
64293 Darmstadt	Commercial Register AG Darmstadt HRB 6164
Phone +49615 1 72-0	Registered Office: Darmstadt	Karl-Ludwig Kley (Chairman),
Fax +49 615 1 72-2000	Chairman of the Supervisory Board:	Kai Beckmann, Stefan Oschmann,
www.merck.de	Rolf Krebs	Bernd Reckmann, Matthias Zachert

By their signatures below, MERCK and ONCOTHYREON agree to the terms of this Letter Amendment.

Sincerely,

Merck KGaA

ppa.	i.V.

/s/ Jens Eckhardt	/s/ Thomas Tresper
By: Jens Eckhardt	By: Thomas Tresper
Associate General Counsel	Head of Trademarks Group A

Accepted and Agreed:

Biomira Management Inc.

/s/ Robert L. Kirkman
By: Robert L. Kirkman
President

Merck KGaA ·Germany

Frankfuner Str. 250	Corporation with General Partners	Executive Board and General Panners:
64293 Darmstadt	Commercial Register AG Darmstadt HRB 6164
Phone +49 6151 72-0	Registered Office: Darmstadt	Karl -Ludwig Kley (Chairman),
Fax +49 6151 72-2000	Chairman of the Supervisory Board:	Kai Beckmann, Stefan Oschmann,
www.merck.de	Rolf Krebs	Bernd Reckmann, Matthias Zachen